                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K




               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




                      Date of Report: October 20, 1998
                      (Date of earliest event reported)



                 INTERNATIONAL BUSINESS MACHINES CORPORATION
           (Exact name of registrant as specified in its charter)




          New York               1-2360               13-0871985
  (State of Incorporation)     (Commission          (IRS employer
                              File Number)         Identification No.)



          ARMONK, NEW YORK                              10504
(Address of principal executive offices)              (Zip Code)



                                914-499-1900
                       (Registrant's telephone number)

Item 5.  Other Events

     The registrant's press release dated October 20, 1998, regarding its financial results for the period ended September 30, 1998, including financial statements for the period ended September 30, 1998, are attached.

     Under the terms of the registrant's By-laws, stockholders who intend to present an item of business at the 1999 annual meeting of stockholders (other than a proposal submitted for inclusion in the registrant's proxy materials) must provide notice of such business to the registrant no earlier than October 19, 1998 and no later than November 18, 1998, as set forth more fully in such By-laws.

                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:   October 20, 1998



                                 By:      /s/ Mark Loughridge
                                     ------------------------------
                                           (Mark Loughridge)
                                      Vice President and Controller

                  IBM ANNOUNCES THIRD-QUARTER 1998 RESULTS

     ARMONK, N.Y., October 20, 1998 . . . IBM today announced third-quarter 1998 diluted earnings per common share of $1.56 compared with diluted earnings per common share of $1.35 in the third quarter of last year. Third-quarter 1998 net earnings totaled $1.5 billion compared with $1.4 billion in the third quarter of 1997. Third-quarter 1998 revenues were $20.1 billion, an increase of 8 percent (11 percent at constant currency) over the year-ago period.

     Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"As our results indicate, our business accelerated significantly in the third quarter. We showed strong revenue and earnings growth and substantial improvement across nearly all parts of our product line. In short, we executed well on the strength of our broad portfolio of businesses.

     "We're especially encouraged by across-the-board revenue growth in our server group, by ongoing strength in our services and software businesses, and by good improvement in our PC unit. At the same time, our semiconductor business continued to be hit hard by a prolonged, industry-wide downturn in memory chip prices.

     "While IBM is entering the fourth quarter with some real momentum," Mr. Gerstner said, "we are facing a number of significant short-term issues, including an uncertain global economic environment, ongoing weakness in some parts of Asia and Latin America, and continued price pressures in semiconductors.

     "Over the longer term, though, we believe we are exceptionally well positioned as we move toward the next millennium. It's clear that customers increasingly are embracing our technology strategies as they seek highly integrated products and services to solve their business problems. We are committed to providing these solutions while maintaining our focus on delivering consistent financial results."

     On an as-reported basis, third quarter revenues from North America were $10.0 billion, an increase of 15 percent compared with the third quarter of 1997. Revenues from IBM's Europe/Middle East/Africa unit totaled $6.1 billion, up 16 percent (15 percent at constant currency). Asia-Pacific revenues declined 16 percent (2 percent at constant currency) to $3.2 billion. Revenues from Latin America fell 6 percent (3 percent at constant currency) to $840 million.

     Total hardware sales grew 4 percent (6 percent at constant currency) year over year to $8.7 billion. Personal computer revenues were flat. RS/6000, AS/400 and System/390 revenues increased; within the System/390 line, total MIPS (millions of instructions per second) more than doubled. Storage revenues increased and semiconductor revenues fell.

     Services revenues were $5.8 billion, a rise of 23 percent (26 percent at constant currency) over the third quarter of 1997. IBM Global Services signed approximately $10 billion in new services contracts in the quarter. The services gross profit margin increased 1 point year over year.

     Overall software revenues totaled $3.2 billion, up 5 percent (8 percent at constant currency) compared with the third quarter of 1997. Revenues grew strongly in database, AS/400 and Tivoli systems management software. The overall software gross profit margin rose 4.3 points to 74.6 percent.

     Maintenance revenues were $1.4 billion, a decline of 8 percent (4 percent at constant currency) compared with the third quarter of last year. Rentals and financing revenues increased 7 percent (9 percent at constant currency) to $1 billion.

     IBM's total gross profit margin was 37.2 percent in the third quarter compared with 38.2 percent in the year-ago period.

     Total third-quarter expenses increased 4 percent, due in large part to investments in research and development to support the company's e-business strategies. The company's expense-to-revenue ratio improved 1 point year over year.

     IBM spent approximately $1.7 billion on share repurchases in the third quarter. The average number of common shares outstanding in the quarter was
928.4 million compared with 978.0 million during the same period of 1997. There were 922.9 million shares outstanding at the end of the quarter.

     The company's core debt (excluding global financing) declined $530 million from year-end 1997 to $2.6 billion. Debt supporting IBM's worldwide credit operations increased $2.1 billion to $25.9 billion from $23.8 billion at year-end 1997.

     Net earnings for the nine months ended September 30, 1998 were $4.0 billion, or $4.11 per diluted common share, compared with net earnings of $4.0 billion, or $3.91 per diluted common share, in the year-ago period. Revenues for the nine months ended September 30, 1998 were $56.5 billion, an increase of 3 percent (7 percent at constant currency) compared with $54.8 billion as of September 30, 1997.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

             INTERNATIONAL BUSINESS MACHINES CORPORATION
                   COMPARATIVE FINANCIAL RESULTS

      (Unaudited; Dollars in millions except per share amounts)


                      Three Months             Nine Months
                   Ended September 30,     Ended September 30,

                                 Percent                 Percent
                    1998    1997  Change    1998    1997  Change
                 ------- ------- ------- ------- ------- -------
REVENUE

 Hardware sales   $8,700  $8,345    4.2% $23,343 $24,722   -5.6%
  Gross margin      31.8%   33.8%           30.3%   34.0%

 Services          5,771   4,709   22.6%  16,382  13,416   22.1%
  Gross margin      21.3%   20.3%           21.4%   20.1%

 Software          3,175   3,039    4.5%   9,421   9,073    3.8%
  Gross margin      74.6%   70.3%           75.3%   70.0%

 Maintenance       1,449   1,574   -8.0%   4,405   4,809   -8.4%
  Gross margin      46.8%   46.8%           47.9%   46.7%

 Rentals
 and financing     1,000     938    6.7%   2,985   2,765    8.0%
  Gross margin      42.4%   48.2%           43.1%   50.7%


TOTAL REVENUE     20,095  18,605    8.0%  56,536  54,785    3.2%


GROSS PROFIT       7,467   7,098    5.2%  21,063  21,091   -0.1%
  Gross margin      37.2%   38.2%           37.3%   38.5%


OPERATING EXPENSES

 S,G&A             4,057   3,932    3.1%  11,588  11,574    0.1%
  % of revenue      20.2%   21.1%           20.5%   21.1%

 R,D&E             1,240   1,162    6.7%   3,639   3,452    5.4%
  % of revenue       6.2%    6.2%            6.4%    6.3%

OPERATING INCOME   2,170   2,004    8.3%   5,836   6,065   -3.8%

Other income         122     162  -25.0%     402     484  -16.9%
Interest expense     160     183  -12.6%     500     534   -6.3%

EARNINGS BEFORE
INCOME TAXES       2,132   1,983    7.5%   5,738   6,015   -4.6%
  Pre-tax margin    10.6%   10.7%           10.1%   11.0%

Provision for
income taxes         638     624    2.3%   1,756   2,015  -12.8%
  Effective tax
  rate              30.0%   31.5%           30.6%   33.5%

NET EARNINGS      $1,494  $1,359    9.9%  $3,982  $4,000   -0.4%
  Net margin         7.4%    7.3%            7.0%    7.3%


Preferred stock
dividends              5       5              15      15


NET EARNINGS
APPLICABLE TO COMMON
SHAREHOLDERS      $1,489  $1,354    9.9%  $3,967  $3,985   -0.4%
                  ======  ======          ======  ======

NET EARNINGS PER
SHARE OF COMMON
STOCK - BASIC      $1.60   $1.38   15.9%   $4.22   $4.03    4.7%
                  ======  ======          ======  ======

NET EARNINGS PER
SHARE OF COMMON
STOCK - ASSUMING
DILUTION           $1.56   $1.35   15.6%   $4.11   $3.91    5.1%
                  ======  ======          ======  ======


AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  BASIC            928.4   978.0           939.4   989.4
  DILUTED          954.5 1,005.2           965.5 1,019.2


            INTERNATIONAL BUSINESS MACHINES CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                  (Unaudited; Dollars in millions)


                                        At          At
                              September 30 December 31   Percent
                                      1998        1997    Change
                                 --------- -----------   -------
ASSETS

 Cash, cash equivalents,
 and marketable securities          $5,869      $7,553    -22.3%

 Receivables - net, inventories,
 and prepaid expenses               32,933      32,865      0.2%

 Plant, rental machines,
 and other property - net           19,005      18,347      3.6%

 Investments and other assets       21,912      22,734     -3.6%
                                  --------    --------

TOTAL ASSETS                       $79,719     $81,499     -2.2%
                                  ========    ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                   $13,237     $13,230      0.1%
 Long-term debt                     15,239      13,696     11.3%
                                  --------    --------
 Total debt                         28,476      26,926      5.8%

 Accounts payable, taxes,
 and accruals                       18,275      20,277     -9.9%

 Other liabilities                  14,333      14,480     -1.0%
                                  --------    --------
TOTAL LIABILITIES                   61,084      61,683     -1.0%

STOCKHOLDERS' EQUITY                18,635      19,816     -6.0%
                                  --------    --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $79,719     $81,499     -2.2%
                                  ========    ========
